Contact:
At the Company:                       At The Financial Relations Board
401-233-0333                          212-661-8030
Philip B. Barr                        Analyst Information       John McNamara
Chief Financial Officer               Media Information:        Alan Goldsand
Investor Relations                    General Information:      Jeff Bogart

FOR IMMEDIATE RELEASE

                        BACOU USA ELECTS NEW BOARD MEMBER

Smithfield, R.I., February 25, 1999 -- Bacou USA, Inc. (NYSE: BAU), a leading manufacturer of personal protective equipment, today announced that Alfred J. Verrecchia has joined the Bacou USA Board of Directors, which has been expanded to eight members. Mr. Verrecchia is Executive Vice President and President Global Operations of Hasbro, Inc. of Pawtucket, Rhode Island, a $3.3 billion manufacturer of toys and games. Mr. Verrecchia is also a member of the Board of Directors of Hasbro, Inc.

     "We are very pleased that Al Verrecchia has agreed to join our Board of Directors," said Walter Stepan, Vice-Chairman, President and CEO of Bacou USA. "His extensive experience in operations will be a valuable resource to us as we continue our strategy of internal growth and growth by acquisition at Bacou USA." Mr. Verrecchia also will join the Compensation and Oversight Committees of the Board at Bacou USA.

     Mr. Verrecchia, age 56, also is a former President and currently serves as a board member of the Rhode Island Public Expenditure Council and as a board member and former Chair of Emma Pendleton Bradley Hospital. He is a board member of Old Stone Corporation, the United Way of Southeastern New England, Lifespan (a Rhode Island based healthcare organization), and Allendale Mutual Insurance Company. He recently completed a three-year term as a member of the Board of Governors for Higher Education in Rhode Island. Mr. Verrecchia is a graduate of the University of Rhode Island, holding a Bachelor of Science degree in Accounting and a Masters of Business Administration in Finance, and has received an Honorary Doctor of Business Administration from Johnson & Wales University. Mr. Verrecchia is a resident of Warwick, Rhode Island.

     Bacou USA, Inc. designs, manufactures and sells leading brands of products that protect the sight, hearing and respiratory systems of workers, as well as related instrumentation including visions screeners, gas monitors and test equipment for self-contained breathing apparatus. The company's products, marketed under Uvex(R), Howard Leight(R), Survivair(R), Pro-Tech(R), Biosystems, Titmus(R), LaserVision and Lase-R Shield brand names, are sold principally to industrial safety distributors, fire fighting equipment distributors and optical laboratories. News and information about Bacou USA are available on the Worldwide Web at http://www.bacouusa.com.

              To receive additional information on Bacou USA, Inc.,
                          via fax, at no charge, dial
                       1-800-PRO-INFO and enter code BAU.

                                       ###

Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, the ability of the company and its key vendors to successfully respond to Year 2000 issues and the other risks detailed in the company's prospectus filed March 27, 1996, and from time to time in other filings. Actual results may differ materially from those projected. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.